EXHIBIT 99.1

Orient Paper Engages BDO Limited to Re-Audit Fiscal Year 2008 Financial Results

BAODING, China, May 31, 2011 /PRNewswire-Asia/ -- Orient Paper, Inc. (AMEX:ONP - News) ("Orient Paper" or the "Company"), a leading manufacturer and distributor of diversified paper products in northern China, today announced that the Company has engaged BDO Limited ("BDO"), a Hong Kong member firm of BDO International Ltd., for the re-audit of its financial statements for the fiscal year ended December 31, 2008 (FY 2008).

As previously announced, due to lapsed licenses of Orient Paper's previous audit firm, Davis Accounting Group P.C. ("Davis Accounting"), at the time of auditing the Company's FY 2008 financial statements, the Company's FY 2008 financial statements included in the Annual Report for the fiscal year 2008 and fiscal year 2009 are not considered to be audited. The Company does not anticipate the re-audit to materially impact the Company's financial statements for fiscal year 2009 and fiscal year 2010, both of which were audited by the Company's current registered independent public accounting firm, BDO Limited.

Mr. Zhenyong Liu, Chairman and Chief Executive Officer of Orient Paper commented, "We have engaged BDO to complete the re-audit of our financial statements for FY 2008 and to confirm their accuracy. We anticipate the audit will be completed during the third quarter of 2011."

About Orient Paper, Inc.

Orient Paper, Inc., through its wholly owned subsidiary, Shengde Holdings, Inc., controls and operates Baoding Shengde Paper Co., Ltd. ("Baoding Shengde"), and Hebei Baoding Orient Paper Milling Co., Ltd ("HBOP"). Founded in 1996, HBOP is engaged in the production and distribution of products such as corrugating medium paper, offset printing paper, and other paper and packaging-related products in China. The Company uses recycled paper as its primary raw material. Baoding Shengde, founded in June 2009 located in Baoding, is engaged in the production and distribution of digital photo paper. As one of the largest paper producers in Hebei Province, China, HBOP is strategically located in Baoding, a city in close proximity to Beijing where the majority of publishing houses are based. Orient Paper is led by an experienced management team committed to diversifying the Company's product offering and delivering tailored services to its customers. For more information, please visit http://www.orientpaperinc.com.

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements, including but not limited to, any projections of completion of the re-audit of the Company's FY 2008 financial statements, earnings, revenue, margins or other financial items; the actions and initiatives of current and potential competitors; the Company's ability to introduce new products; the Company's ability to implement the planned capacity expansion of corrugating medium paper; market acceptance of new products; general economic and business conditions; the ability to attract or retain qualified senior management personnel and research and development staff; and other risks detailed in the Company's filings with the Securities and Exchange Commission. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations, assumptions, estimates and projections about the companies and the industry. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or to changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward looking statements are reasonable, it cannot assure you that its expectations will turn out to be correct, and investors are cautioned that actual results may differ materially from the anticipated results.

CCG Investor Relations
Crocker Coulson, President
Tel: +1-646-213-1915
Email: crocker.coulson@ccgir.com

Orient Paper, Inc.
Winston Yen, CFO
Phone: +1-562-818-3817
Email: info@orientpaperinc.com